UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     October 18, 2006
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                    EXCELLENCY INVESTMENT REALTY TRUST, INC.
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               (Exact Name of Registrant as Specified in Charter)

        Maryland                    000-50675                 73-0731559
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(State or Other Jurisdiction       (Commission               (IRS Employer
     of Incorporation)             File Number)            Identification No.)

  270 Laurel Street, 1st Floor Office, Hartford, CT                06105
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     (Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code   (860) 728-1959
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.02.      Unregistered Sales of Equity Securities.

     On October 18, 2006, we issued 43,500 shares of our series C convertible preferred stock, $0.01 par value per share (the "Preferred Shares"), to David Mladen, our President and Chief Executive Officer, and a director of ours. The Preferred Shares were issued to Mr. Mladen in consideration for his agreement to waive $720,000 of liquidated damages due to him, for the period of July 1, 2006 through October 31, 2006, by virtue of our failure to satisfy certain of our registration requirements. The Preferred Shares have such rights, preferences, powers, restrictions and limitations as are further set forth in Item 3.03 below.

     We believe that this transaction is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2), or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 3.03.      Material Modification to Rights of Security Holders.

     Pursuant to the authority vested in our Board of Directors by Article SIXTH of our Articles of Amendment and Restatement of Articles of Incorporation (the "Articles"), on October 6, 2006, the Board of Directors approved the reclassification and designation of 43,500 shares of our authorized preferred stock, $0.01 par value per share, designated as series C convertible preferred stock ("Series C Preferred Stock").

     On October 11, 2006, as authorized by the Board of Directors, we filed Articles Supplementary to the Articles (the "Articles Supplementary") with the State Department of Assessments and Taxation of Maryland, reclassifying and designating the Series C Preferred Stock and fixing the rights and preferences of such series. Pursuant to the Articles Supplementary, the holders of our Series C Preferred Stock:

     o shall be entitled to cast one thousand (1,000) votes per share of Series C Preferred Stock upon all matters submitted to a vote of the holders of our common stock, $0.01 par value per share ("Common Stock");

     o shall be entitled to receive dividends when and as declared by the Board of Directors; and

     o shall be entitled to convert each of their shares of Series C Preferred Stock into one thousand (1,000) shares of our Common Stock, at any time, and from time to time, for no additional consideration.

     The shares of Series C Preferred Stock:

     o shall be not be reissued after they are reacquired by us by reason of repurchase or otherwise, and all such shares shall be returned to the status of undesignated shares of our Preferred Stock; and

     o shall be adjusted in the event of stock splits, stock combinations, mergers, reorganizations, or other such events.

     A copy of the Articles Supplementary is annexed hereto as Exhibit 4.1, and is incorporated herein by reference.


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Item 8.01.      Other Events

     On October 24, 2006, Mr. Mladen converted the Preferred Shares into 43,500,000 shares of our Common Stock.

Item 9.01.      Financial Statements and Exhibits.

     (d)  Exhibits

     Exhibits
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     4.1  Articles Supplementary to the Articles of Amendment and Restatement of
          Articles of Incorporation, filed October 11, 2006




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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                    EXCELLENCY INVESTMENT REALTY TRUST, INC.


Date:   October 24, 2006            By: /s/ David Mladen
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                                        David Mladen
                                        President



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